Exhibit 10.2

COLLATERAL ASSIGNMENT OF
ESCROW AGREEMENT AND ESCROW FUNDS

DATE:	October 9, 2008

DEBTOR:	America West Resources, Inc., a Nevada corporation

LENDERS:
Denly ACI Partners, Ltd., a Texas limited partnership (the "Partnership"), and Dennis C. von Waaden, Co-Trustee ofThe von Waaden 2004 Revocable Trust and Sally A. von Waaden, Co-Trustee ofThe von Waaden 2004 Revocable Trust (the "Trust")

NOTE:
Those two certain Secured Promissory Notes dated October 7, 2008, in the aggregate amounts of $2,800,000.00 made payable to the order of Lenders ($1,866,666.66 to the Partnership and $933,333.33 to the Trust) from Debtor, as the same may be renewed, extended, modified or rearranged from time to time.

LOAN AGREEMENT:  The Loan Agreement dated October 9, 2008, executed by Debtor and Lenders, as the same may be amended, modified, restated or replaced from time to time.

COLLATERAL:  All of Debtor=s right, title, interest, claim and demand (but not Debtor=s duties or obligations) in and to the following described contracts and all payments (direct or indirect, whether in cash or otherwise), distributions, and rights to payment of every kind under and by virtue of (i) that certain Escrow and Account Control Agreement dated as of October 9, 2008, by and among the Debtor; and Wells Fargo Bank, National Association (as Escrow Agent), as now or hereafter amended or modified (the “Escrow Agreement”), and (ii) all accounts and general intangibles consisting of, relating to or otherwise arising out of the Escrow Agreement and Debtor’s right, title, interest, or claim (but not Debtor’s duties or obligations) in and to the Escrow Property (as defined therein) and all payments, distributions, and rights to payment of every kind, under and by virtue of the Escrow Agreement.

PROCEEDS:  Any and all proceeds of the Collateral, as the term “proceeds” is defined in the Chapter 9 of the Texas Business and Commerce Code as now or hereafter adopted or amended (the "Texas UCC"), including without limitation all accounts, general intangibles, instruments, documents, moneys, insurance, chattel paper, income and other property, benefits or rights of whatever kind or nature arising from, attributable to, or accruing from any and all sales, leases, or other dispositions of any or all of the Collateral.

1.            Agreement. Subject to the terms and conditions of this Assignment, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which Debtor acknowledges, Debtor hereby grants, assigns, transfers, and conveys, to Lenders, their successors and assigns, and grants to Lenders, their successors and assigns as security for the Obligations (as defined below) the Escrow Agreement and all other Collateral, and Debtor hereby grants to Lenders, as security for the Obligations, a security interest in and to the Collateral and Proceeds and all powers, benefits, right, title, and interest accruing and to accrue, and all revenues, moneys, fees, commissions, profits, payments, and other sums payable and to be payable to Debtor and to which Debtor is or may hereafter become entitled to by virtue of the Collateral.

2.            Secured Obligations.  This security interest is granted to Lenders to secure the following (the “Obligations”):

(a)            Payment of the principal sum, interest and indebtedness evidenced by the Notes;

(b)            Payment of all other sums with interest thereon becoming due and payable to Lenders under the provisions of this Assignment or the Notes; and

(c)            Performance and discharge of each and every obligation, covenant and agreement of Debtor contained in this Assignment, the Notes, the Loan Agreement, as amended from time to time, and any and all other Loan Documents (as that term is defined in the Loan Agreement).

3.            Debtor’s Representations and Warranties.  Debtor represents and warrants to Lenders and covenants as follows:

(a)            The execution, delivery and performance of this Assignment does not require the consent or approval of any governmental body or other regulatory authority and are not in contravention of, or in conflict with, any law or regulation or any term or provision of the Escrow Agreement. This Assignment is a valid, binding and legally enforceable obligation of Debtor in accordance with its terms except only as enforceability may be affected or limited by creditors’ rights, legislation and court decisions of general application.

(b)            The execution and delivery of this Assignment is not, and the performance of this Assignment will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which Debtor is a party or by which Debtor or any of its property is or may be bound or affected, and do not and will not cause any security interest, lien or other encumbrance to be created or imposed or accelerated upon or in connection with any such property.

(c)            Except for Lenders’ security interest therein (which Debtor has authority to grant):  (i) Debtor has not previously assigned, transferred, conveyed, sold, pledged or hypothecated any part of the Collateral; (ii) Debtor is, and as to any Collateral acquired after the date hereof, Debtor shall and will be the owner of all the Collateral, free from any liens, security interests, encumbrances or other right, title or interest of any other person, firm or corporation; and (iii) Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or interest therein adverse to Lenders.

(d)            No setoff or counterclaim to any money due or to become due to Debtor by virtue of the Collateral exists as of the date of this Assignment, and Debtor has not made any agreement pursuant to which any deduction or discount may be claimed on the Collateral, except as embodied in the express terms of the Escrow Agreement; and

(e)            There is no financing statement (or other evidence of lien or security interest) now on file in any public office covering any of the Collateral in which Debtor is named or signs as Debtor, and so long as any amount remains unpaid on the Obligations, Debtor will not execute and there will not be on file in any public office any such financing statement or statements (or other evidence of lien or security interest) except the Financing Statement filed or to be filed in respect of and for the security interest to Lenders granted or provided for in this Assignment or any other security agreement or security agreements by and between Debtor and Lenders.

(f)            The Escrow Agreement is presently in full force and effect and binding upon all the parties thereto. No defaults or breaches have occurred in the Escrow Agreement, including but not limited to such defaults or breaches which would result in the reduction or termination of Debtor’s interest or rights to payments and proceeds under the Escrow Agreement.

4.            Debtor’s Agreements.  Debtor agrees as follows:

(a)            To do, make, procure, execute and deliver all acts, things, writings and assurances as Lenders may at any time reasonably request, to protect, assure or enforce its interests, rights and remedies pursuant to this Assignment.

(b)            At any time while a Default exists or after the occurrence of an Event of Default (as those terms are defined in , upon Lenders’ request, to notify the Escrow Agent in writing of the fact of this Assignment and direct such parties to make payment direct to Lenders of any monies, accounts and general intangibles included in the Collateral; provided that the foregoing shall in no manner impair Lenders’ right to notify such obligors as elsewhere herein provided.

(d)            At any time while a Default exists or after the occurrence of any Event of Default, to apply all proceeds of the Collateral, including without limitation the Proceeds received by Lenders, on the Obligations, in any order of preference which Lenders, in their discretion, choose, whether or not the Obligations shall have by their terms matured, such application to be made at such intervals as Lenders may determine.

(e)            To authorize, and Debtor does hereby authorize, Lenders to contact directly any party to the Escrow Agreement to verify information furnished by Debtor.

(f)            To at all times perform or cause to be performed each and every obligation and duty imposed upon Debtor by the Escrow Agreement and applicable law, and to not do any act or not omit to do any act which would constitute a breach of, default under or noncompliance with the Escrow Agreement and applicable law.

(g)            Not to execute any amendment or modification of the Escrow Agreement or otherwise change or alter any of the terms and provisions of the Escrow Agreement without Lenders’ prior written consent.

(h)            To promptly notify Lenders of the occurrence of any event which constitutes a breach of, default under, or noncompliance with, or which with the passage of time, notice, or both, will constitute a breach of, default under, or noncompliance with any of the terms and provisions of the Escrow Agreement.

(i)            To send, with reasonable promptness, to Lenders copies of any and all notices sent or received by Debtor under or pursuant to the Escrow Agreement or in connection with Debtor’s interest in and under the Escrow Agreement.

(j)            Not to sell, assign, transfer, encumber, pledge, hypothecate or otherwise dispose of any or all of the Collateral or the Proceeds without Lenders= prior written consent.

5.            Events of Default.  Debtor shall be in default under this Assignment upon the happening of any one or more of the Events of Default (as that term is defined in the Loan Agreement).

6.	Lenders=s Rights and Remedies.

(a)            Debtor hereby irrevocably appoints each Lender as Debtor’s true and lawful agent and attorney-in-fact, with full power of substitution, in Lenders' own names or in the name of Debtor, for Lenders’ sole use and benefit, but at Debtor’s cost and expense, to exercise, upon the occurrence of an Event of Default, all or any of the following powers and rights with respect to the Collateral (without any obligation on the part of Lenders to exercise any of the following powers and rights): (1) to demand, receive, collect, sue and give acquittance for, settle, compromise, compound, prosecute or defend any action or proceeding with respect to the Collateral; (2) in the respective Lender’s name, or in Debtor’s name, to endorse, collect, deposit and receipt for any checks, drafts or other means of payment thereof received from any source; (3) without limiting the foregoing, to receive, collect, and demand payment of all sums due and payable to Debtor on and under the Collateral, including without limitation all Proceeds, and to apply any and all such sums received and collected against the Obligations; (4) to notify any party to the Escrow Agreement with respect to any Proceeds to make payments thereon directly to Lenders; (5) to extend the time of payment of any or all of the Proceeds and to grant waivers and make any allowance or adjustment with reference to the Collateral; and (6) to exercise, enforce, enjoy, carry out, receive, and/or perform any and all rights, powers, duties, benefits, obligations and remedies of Debtor with respect to and arising under the Collateral; provided, however, Lenders= exercise of or Lenders’ failure to exercise any such authority shall in no manner affect Debtor’s liability hereunder or under the Obligations, and provided, further, that Lenders shall be under no obligation or duty to exercise any of the powers hereby conferred upon them and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any of the Collateral.  The agency and authority hereby granted and created is an agency coupled with an interest.  Lenders shall not be bound to take any steps necessary to preserve rights in any of the Collateral against prior parties.

(b)            Upon the occurrence of an Event of Default and at any time thereafter: (1) Lenders shall have the rights and remedies provided in the Loan Agreement, (2) Lenders shall have the rights and remedies provides in the Texas UCC, and (3) Lenders may notify any party to the Escrow Agreement that Lenders are to receive, collect, and be paid any and all Escrow Property.

(c)            All recitals in any instrument of assignment or any other instrument executed by Lenders incident to the sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by Lenders or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action shall be presumed conclusively to have been performed or to have occurred.

(d)            Notwithstanding a foreclosure sale, transfer, assignment or other disposition of or upon any of the Collateral hereunder or exercise of any other remedy by Lenders in connection with an Event of Default, Debtor shall thereby not be subrogated to any of Lenders’ rights against the Collateral or any other security for the Obligations, nor shall Debtor be deemed to be the owner of any interest in any of the Obligations, nor shall Debtor exercise any rights or remedies with respect to the Collateral or any other security for the Obligations or any of them until all Obligations have been paid to Lenders and fully performed and discharged.

(e)            Debtor waives demand, notice, protest, and all demands and notices of any action taken by Lenders under this Assignment except as is specifically elsewhere provided herein or in the Loan Documents and except as to notices which are required (and which may not be waived under the provisions of the Texas UCC), and any indulgence by Lenders, substitution for, exchange of, or release of the Collateral is hereby assented to and consented to.

(f)            Lenders shall not be responsible in any way for any depreciation or diminution in the value or price of the Collateral, nor shall Lenders have any duty or responsibility whatsoever to enforce collection of the Collateral by legal proceedings or otherwise, the sole duty of Lenders being to receive collections, remittances and payments on the Collateral if and when tendered to Lenders, and at Lenders’ option to apply the amount or amounts so received, after deduction of any collection costs incurred, as payment upon the Obligations of Lenders’ selection and designation.

7.            Indemnity.  THE INDEMNITY PROVISIONS CONTAINED IN THE LOAN AGREEMENT SHALL GOVERN THIS ASSIGNMENT. The indemnification provided for in this Section shall survive the termination of this Assignment and shall extend and continue to benefit each individual or entity who is or has at any time been an Indemnitee (as that term is defined in the Loan Agreement).

8.            General.  Debtor and Lenders agree as follows:

(a)            This Assignment and the security interests granted and created by this Assignment shall not be affected by, affect, or impair any other security or liens now or hereafter taken for or securing the Obligations or any part thereof, and no security hereafter taken for the Obligations or any part thereof shall in any manner be affected by, affect, or impair the security interests granted and created by this Assignment. Any extensions may be made of the Notes or any other Obligations or any part thereof without affecting the priority of the security interest created by this Assignment or its validity with reference to any third party. Debtor agrees that all such present and future security shall be cumulative security and that Lenders may enforce its rights against any such security, as Lenders may elect, without waiving the other. The holder of the Indebtedness shall not be limited by any election of remedies if he chooses to foreclose this security interest created by this Assignment by suit.

(b)            Termination.  It is contemplated by the parties hereto that from time to time there may be no outstanding indebtedness under the Notes, but notwithstanding such occurrences, this Assignment shall remain valid and shall be in full force and effect as to subsequent or previous outstanding Obligations.  Upon (i) the satisfaction in full of the Notes and all other Obligations, (ii) the termination or expiration of any commitment of Lenders to extend credit to Debtor, (iii) written request for the termination hereof delivered by Debtor to Lenders, and (iv) written release or termination delivered by Lenders to Debtor, this Assignment and the security interests created hereby shall terminate.  Upon termination of this Assignment and Debtor’s written request, Lenders will, at Debtor’s sole cost and expense, return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

(c)            Lenders are not, by the entering into this Assignment or accepting the assignment of and security interest in the Collateral and Proceeds, assuming or agreeing to assume any obligation or liabilities on the part of Debtor under the Escrow Agreement, nor shall any subsequent foreclosure on the part of Lenders of the security interest created hereby constitute, or be construed to be, an assumption by Lenders of any obligation or liabilities on the part of Debtor under the Escrow Agreement, whether now existing or hereafter arising.

(e)            Lenders’ remedies hereunder are cumulative, and the exercise of any one or more of the remedies provided for herein shall not be construed as a waiver of any of Lenders= other remedies.

(f)            No indulgence by Lenders, or waiver of compliance with any provision hereof, shall be construed as a waiver of Lenders’ right to subsequently require strict performance hereof by Debtor.

(i)            THIS ASSIGNMENT HAS BEEN MADE IN, AND THE SECURITY INTEREST GRANTED HEREBY IS GRANTED IN, AND BOTH SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION, MATTERS OF CONSTRUCTION, VALIDITY, ENFORCEMENT AND PERFORMANCE. This Assignment may not be modified, altered or amended except in writing duly signed by Lenders and by Debtor. Except as the context may otherwise require, any term used herein and defined in the Texas UCC shall have the meaning given therein. If any provision of this Assignment is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted statute, rule or regulation, or by order of or judgment of a court, any and all other terms and provisions of this Assignment shall remain in full force and effect as stated and set forth herein.

(j)            All notices, demands, requests and other communications required or permitted hereunder shall be given in accordance with the applicable provisions of the Loan Agreement.

(k)            This Assignment may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto or thereto be contained on any one counterpart hereof or thereof. Additionally, (a) the signature pages taken from separate individually executed counterparts of this Assignment may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Assignment shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

(l)            This Assignment constitutes the entire agreement and understanding between the parties and supersedes all prior agreements and understandings, if any, between them concerning the subject matter hereof, and there are no covenants, agreements, promises, terms, provisions, conditions, undertakings or understandings, either oral or written, between them concerning the subject matter of this Assignment, except those which are expressly set forth in this Assignment.

(m)            This Assignment is one of the Loan Documents, as that term is defined in the Loan Agreement.

{SIGNATURE PAGES TO FOLLOW}

983328v2

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO COLLATERAL ASSIGNMENT OF ESCROW AGREEMENT AND ESCROW FUNDS AMONG DENLY ACI PARTNERS, LTD., A TEXAS LIMITED PARTNERSHIP, AND DENNIS C. VON WAADEN, AND SALLY A. VON WAADEN, AS CO-TRUSTEES OFTHE VON WAADEN 2004 REVOCABLE TRUST (collectively, THE "LENDERS"), AND AMERICA WEST RESOURCES, INC., A NEVADA CORPORATION (THE "DEBTOR").

EXECUTED as of the date first stated above.

Debtor:

America West Resources, Inc.,
a Nevada corporation

By:
Dan R. Baker,
Chief Executive Officer

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO COLLATERAL ASSIGNMENT OF ESCROW AGREEMENT AND ESCROW FUNDS AMONG DENLY ACI PARTNERS, LTD., A TEXAS LIMITED PARTNERSHIP, AND DENNIS C. VON WAADEN, AND SALLY A. VON WAADEN, AS CO-TRUSTEES OFTHE VON WAADEN 2004 REVOCABLE TRUST (collectively, THE "LENDERS"), AND AMERICA WEST RESOURCES, INC., A NEVADA CORPORATION (THE "DEBTOR").

EXECUTED as of the date first stated above.

Lenders:

Denly ACI Partners, Ltd.,
a Texas limited partnership

By:            Denly ACI Mgt., LLC,
a Texas limited liability company,
its sole General Partner

By:
Dennis C. von Waaden, Manager

By:
Sally A. von Waaden, Manager

Dennis C. von Waaden, Co-Trustee of the
von Waaden 2004 Revocable Trust

Sally A. von Waaden, Co-Trustee of the
von Waaden 2004 Revocable Trust